Exhibit 99.1

QVC, Inc. Announces Cash Tender Offer for Any and All of Its Outstanding 4.375% Senior Secured Notes due 2023

WEST CHESTER, Pa. (June 9, 2022) — QVC, Inc. (“QVC”) announced today that it has commenced a cash tender offer to purchase any and all of the $750 million outstanding aggregate principal amount of its 4.375% Senior Secured Notes due 2023 (the “2023 Notes”) using cash on hand and, to the extent necessary, borrowings under QVC’s senior secured credit facility. The tender offer is being made pursuant to an offer to purchase, related letter of transmittal and notice of guaranteed delivery, each dated as of June 9, 2022. The tender offer will expire at 5:00 p.m., New York City time, on June 15, 2022 (as such time and date may be extended, the “expiration time”). Tendered 2023 Notes may be withdrawn at any time before the expiration time.

Under the terms of the tender offer, holders of the 2023 Notes that are validly tendered and accepted at or prior to the expiration time, or holders who deliver to the depositary and information agent a properly completed and duly executed notice of guaranteed delivery and timely deliver such 2023 Notes, each in accordance with the instructions described in the offer to purchase, will receive total cash consideration of $1,010.00 per $1,000 principal amount of 2023 Notes, plus an amount equal to any accrued and unpaid interest up to, but not including, the settlement date, which is expected to be June 16, 2022.

The tender offer is contingent upon the satisfaction of certain customary conditions. The tender offer is not conditioned on any minimum amount of 2023 Notes being tendered. QVC may amend, extend or terminate the tender offer in its sole discretion.

As of March 31, 2022, QVC had $2.48 billion of available capacity under its senior secured credit facility and $522 million of cash on its balance sheet.

The tender offer is being made pursuant to the terms and conditions contained in the offer to purchase and related letter of transmittal and notice of guaranteed delivery, each dated June 9, 2022, copies of which may be requested from the information agent for the tender offer, D.F. King & Co., Inc., at (800) 714-3311 (Toll-Free) or (212) 269-5550, by email at QVC@dfking.com, or via the following web address: www.dfking.com/QVC. BofA Securities and J.P. Morgan Securities LLC are acting as the Joint Dealer Managers for the tender offer. Questions regarding the tender offer may be directed to the Joint Dealer Managers at the telephone numbers shown below:

BofA Securities

Collect: (980) 388-3646

Email: debt_advisory@bofa.com

J.P. Morgan Securities LLC

Toll Free: (866) 834-4666
Collect: (212) 834-4045

This press release is for informational purposes only and does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2023 Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, nor does it constitute a solicitation for an offer to purchase any security, including the 2023 Notes.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the tender offer and its expected completion. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability to satisfy the conditions to the tender offer. These forward-looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Forms 10-K and 10-Q, for additional information about QVC and about the risks and uncertainties related to the business of QVC which may affect the statements made in this press release.

Contacts:

Courtnee Chun

720-875-5420

QVC Media Relations

484-701-1647

SOURCE QVC, Inc.

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